SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549

                                    ---------------------


                                          Form 8-K



                                       CURRENT REPORT
                             PURSUANT TO SECTION 13 OR 15(d) OF
                             THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):  August 20, 1997

                                  3D SYSTEMS CORPORATION
                   (Exact Name of Registrant as Specified in Charter)



           Delaware                    0-22250                     95-4431352
(State of Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)          Identification No.)


                                   26081 Avenue Hall
                              Valencia, California 91355
                        (Address of Principal Executive Offices)

                                   (805) 295-5600
                            (Registrant's Telephone Number)

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ITEM  9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S
          ---------------------------------------------------

     Pursuant to a Purchase Agreement dated August 27, 1997 (the "Purchase Agreement"), the Registrant acquired the rapid prototyping "Stereos" product line and business from EOS GmbH ("EOS") of Germany, the Registrant's major European competitor. Pursuant to the Purchase Agreement, on August 20, 1997 the Registrant issued to Carl Zeiss Gena GmbH, as part of the purchase price, a warrant to purchase up to 150,000 shares of the Common Stock, par value $0.001 per share, at an exercise price of $8.00 per share. As of the date hereof, none of the warrants had been exercised.

     No underwriter or placement agent was used in connection with the issuance of the warrant.

     The transaction was effected in an "offshore transaction" with "no directed selling efforts" and in accordance with the "offering restrictions" requirements of Rule 903(c)(2) of Regulation S under the Securities Act of 1933, as amended.

SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 1997                  3D SYSTEMS CORPORATION



                                    /s/   A. Sidney Alpert
                                    ---------------------------------
                                    By: A. Sidney Alpert
                                    Its: Vice President and General Counsel